UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): July 2, 2003



                            HARVEY ELECTRONICS, INC.
             (Exact name of registrant as specified in its charter)


         NEW YORK                   1-4626                   13-1534671
------------------------          ----------               --------------
(State or other jurisdiction (Commission File Number)      (IRS Employer
       of incorporation)                                Identification Number)



                  205 Chubb Avenue, Lyndhurst, New Jersey 07071
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              (Address of principal executive office) (Zip Code)


Registrant's telephone number, including area code:  (201) 842-0078



                                       N/A
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         (Former name or former address, if changed since last report)



Item 5.  Other Events


     On June 27, 2003, the Board of Directors of Harvey Electronics, Inc. (the "Company") in accordance with the Company's By-laws, approved adding a member to the Board of Directors. The Board approved Ira J. Lamel, CPA as a new member of the Company's Board of Directors. On June 27, 2003, Mr. Lamel accepted the position as a Director to serve on the Company's Board of Directors until the next annual meeting of shareholders, currently planned to occur in or about June, 2004. Mr. Lamel was also appointed to the Company's Audit Committee and shall act as the Company's "audit committee financial expert" as defined in the Securities and Exchange Commission Rules implementing Section 407 of the Sarbanes-Oxley Act of 2002.

     Since October, 2001, Mr. Lamel has been the Executive Vice President and Chief Financial Officer and Treasurer of the Hain Celestial Group, Inc. Prior to his appointment, Mr. Lamel, a certified public accountant, was a partner at Ernst & Young LLP where he served in various capacities from June 1973 to September 2001. Ernst & Young LLP served as the Company's independent auditors until February 18, 2002 and Mr. Lamel directed all services to the Company, including the audits of the Company's financial statements from fiscal 1997 through fiscal 2001.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                            HARVEY ELECTRONICS, INC.


                            By:/s/ Joseph J. Calabrese
                               -----------------------
                               Joseph J. Calabrese, Executive Vice President Chief Financial Officer, Treasurer and Secretary


Date:  July 2, 2003